EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We have issued our report dated June 23, 2011, with respect to the consolidated financial statements and schedule included in the Annual Report on Form 10-K, for the year ended March 31, 2011 of Cyanotech Corporation, which are incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in this Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Irvine, California

February 21, 2012